UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2017

MODSYS INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Israel	333-06208	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 LBJ Freeway, Suite 210, Dallas, TX	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (206) 395-4152

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 3.02. Unregistered Sale of Equity Securities.

The disclosures under “Item 1.01 Entry into a Material Definitive Agreement” and “Item 3.02 Unregistered Sale of Equity Securities” of the Form 8-K (the “Prior 8-K”) filed by ModSys International Ltd. (the “Company”) on February 21, 2017 are incorporated herein by reference. The Company completed the sale and issuance of 757,575 ordinary shares on April 3, 2017 pursuant to the Share Purchase Agreement (the “Purchase Agreement”) with Columbia Pacific Opportunity Fund, LP (“Columbia”).

In addition, on April 4, 2017 Columbia elected to exercise warrants previously issued to purchase 1,091,442 ordinary shares with an exercise price of $0.01 per share.

The securities described above will not be or have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MODSYS INTERNATIONAL LTD.
(Registrant)

Date April 4, 2017	By	/s/ Richard Chance
Richard Chance
Chief Financial Officer

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